EXHIBIT 8(aa)
                      AMENDMENT TO PARTICIPATION AGREEMENT

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                                                                   EXHIBIT 8(aa)


                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Fund Participation Agreement, dated October 1, 1999, by and among IL Annuity and Insurance Company, a life insurance company currently organized under the laws of Kansas, PIMCO Variable Insurance Trust, and PIMCO Funds Distributors LLC is hereby amended, effective as of June 1, 2001, as follows:

                  1. Paragraph 12.2, "the names and addresses of" in line 2 shall be replaced with "all information pertaining to", and in line 4, "names and addresses and other" shall be deleted.

                  2. Paragraph 12.2, The following sentence shall be added at the end of this paragraph :

                                 Each party hereto shall be solely
                                 responsible for the compliance of their
                                 officers, directors, employees, agents,
                                 independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach- Bliley Act and Regulation S-P.

                  3. Schedule A, Segregated Asset Accounts, is hereby amended to include:

                                 IL Annuity and Insurance Co. Separate Account 1

                  4. Schedule A, is hereby amended to include the following section:

                                 Contracts to be Issued by the Company
                                 -------------------------------------

                                 VCA-97
                                 VSTAR-01

                                 Designated Portfolios
                                 ---------------------

                                 High Yield Bond Portfolio (Administrative Class
                                     Shares)
                                 Real Return Bond Portfolio (Administrative
                                     Class Shares)
                                 Stocks PLUS Growth and Income Portfolio
                                     (Administrative Class Shares)


         All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

              PIMCO VARIABLE INSURANCE TRUST

              By: _________________________
                                    Date
              Name:________________________
              Title:_______________________


              PIMCO FUNDS DISTRIBUTORS LLC

              By: _________________________
                                    Date
              Name:________________________
              Title:_______________________

              IL ANNUITY AND INSURANCE COMPANY

              By: _________________________
                                    Date
              Name:________________________
              Title:_______________________




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